Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.41 PER SHARE FOR THE FOURTH QUARTER

NASHVILLE, Tennessee, February 16, 2016 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2015. Normalized FFO for the three months ended December 31, 2015 totaled $0.41 per diluted common share. Year-over-year revenue for the fourth quarter grew by $3.6 million to $98.6 million. The Company reported net income attributable to common stockholders for the quarter of $18.7 million.

Salient highlights include:

•	Normalized FFO for the fourth quarter grew 7.0% year-over-year to $41.1 million. Over the same time period, normalized FFO per share increased 5.1%.

•	For the full year of 2015, normalized FFO grew 10.9% to $160.0 million and normalized FFO per share increased 7.4% to $1.60.

•	Same store NOI grew 5.2% for the year ended December 31, 2015.

•	Average same store occupancy increased to 89.4% from 88.5% a year ago. Same store revenue per average occupied square foot increased 2.8% over the prior year.

•	The four predictive growth measures in the same store multi-tenant portfolio for the fourth quarter were:

◦	Contractual increases for in-place leases ("annual bumps") averaged 3.0%

◦	Cash leasing spreads were 3.7% on 220,000 square feet renewed: 5% of square feet (<0% spread), 22% (0-3%), 51% (3-4%) and 22% (>4%)

◦	Tenant retention was 91.2%

◦	The average yield on renewed leases increased 60 basis points

•	Acquisitions totaled $187.2 million for 2015, comprising 504,000 square feet at an average leased percentage of 95%, including the following fourth quarter acquisitions totaling $99.5 million:

◦
In October, the Company acquired a 100% leased, 33,000 square foot medical office building and adjacent land in Tacoma, Washington for a purchase price of $8.8 million. The property is located adjacent to MultiCare Health's Tacoma General Hospital campus.

◦
In November, the Company acquired a 97% leased, 100,000 square foot medical office building in Oakland, California for a purchase price of $47.0 million. The property is located on the campus of Sutter Health's Alta Bates Summit Medical Center campus.

◦
Also in November, the Company acquired a 100% leased, 60,000 square foot medical office building in Seattle, Washington for a purchase price of $27.6 million. The property is located on UW Medicine's Northwest Hospital and Medical Center campus.

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◦
In December, the Company acquired a 92% leased 64,000 square foot medical office building in Minneapolis, Minnesota for a purchase price of $16.0 million. The property is located on Allina Health's Unity Hospital campus and is adjacent to a 60,000 square foot medical office building the Company purchased in July 2014.

•
During the fourth quarter, the Company sold two medical office buildings located in Arizona and Georgia totaling 115,000 square feet for $19.3 million. For the year, the Company disposed of nine properties totaling 534,000 square feet for $158.0 million.

•	A dividend of $0.30 per common share was declared, which is equal to 73.2% of normalized FFO.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $3.3 billion in 198 real estate properties as of December 31, 2015. The Company's 198 owned real estate properties are located in 30 states and total approximately 14.3 million square feet. The Company provided leasing and property management services to approximately 9.8 million square feet nationwide.
__________________________________________________________________________________________________________

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2015 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)

ASSETS
Real estate properties:	12/31/2015	12/31/2014
Land	$198,585	$183,060
Buildings, improvements and lease intangibles	3,135,893	3,048,251
Personal property	9,954	9,914
Construction in progress	19,024	—
Land held for development	17,452	17,054
Total real estate properties	3,380,908	3,258,279
Less accumulated depreciation and amortization	(761,926)	(700,671)
Total real estate properties, net	2,618,982	2,557,608
Cash and cash equivalents	4,102	3,519
Mortgage notes receivable	—	1,900
Assets held for sale and discontinued operations, net	724	9,146
Other assets, net	192,918	185,337
Total assets	$2,816,726	$2,757,510

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,431,494	$1,403,692
Accounts payable and accrued liabilities	75,489	70,240
Liabilities of discontinued operations	33	372
Other liabilities	66,963	62,152
Total liabilities	1,573,979	1,536,456
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 101,517 and 98,828 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	1,015	988
Additional paid-in capital	2,461,376	2,389,830
Accumulated other comprehensive income	(1,569)	(2,519)
Cumulative net income attributable to common stockholders	909,685	840,249
Cumulative dividends	(2,127,760)	(2,007,494)
Total stockholders' equity	1,242,747	1,221,054
Total liabilities and stockholders' equity	$2,816,726	$2,757,510

(1)
The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Income (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues
Rental income	$97,466	$93,648	$383,333	$361,525
Mortgage interest	—	32	91	3,665
Other operating	1,116	1,320	5,047	5,665
	98,582	95,000	388,471	370,855
Expenses
Property operating	36,758	33,386	140,195	134,057
General and administrative	7,216	5,990	26,925	22,808
Depreciation	27,019	25,881	106,530	99,384
Amortization	2,556	2,630	10,084	10,820
Bad debts, net of recoveries	9	(92)	(193)	31
	73,558	67,795	283,541	267,100
Other Income (Expense)
Gain on sales of real estate properties	9,138	—	56,602	—
Interest expense	(14,885)	(18,237)	(65,534)	(72,413)
Loss on extinguishment of debt	—	—	(27,998)	—
Pension termination	—	—	(5,260)	—
Impairment of real estate assets	(1)	—	(3,639)	—
Impairment of internally-developed software	—	—	(654)	—
Interest and other income, net	78	91	389	2,637
	(5,670)	(18,146)	(46,094)	(69,776)

Income From Continuing Operations	19,354	9,059	58,836	33,979

Discontinued Operations
Income from discontinued operations	(10)	729	715	967
Impairments of real estate assets	(686)	(995)	(686)	(12,029)
Gain on sales of real estate properties	—	9,280	10,571	9,283
Income (Loss) From Discontinued Operations	(696)	9,014	10,600	(1,779)

Net Income	18,658	18,073	69,436	32,200
Less: Net income attributable to noncontrolling interests	—	—	—	(313)
Net Income Attributable To Common Stockholders	$18,658	$18,073	$69,436	$31,887
Basic Earnings (Loss) Per Common Share:
Income from continuing operations	$0.19	$0.09	$0.59	$0.35
Discontinued operations	0.00	0.10	0.11	(0.02)
Net income attributable to common stockholders	$0.19	$0.19	$0.70	$0.33
Diluted Earnings (Loss) Per Common Share:
Income from continuing operations	$0.19	$0.09	$0.59	$0.35
Discontinued operations	0.00	0.09	0.11	(0.02)
Net income attributable to common stockholders	$0.19	$0.18	$0.70	$0.33
Weighted Average Common Shares Outstanding—Basic	99,699	96,566	99,171	95,279
Weighted Average Common Shares Outstanding—Diluted	100,474	98,086	99,880	96,759

(1)
The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO and Normalized FFO (1) (2)
(amounts in thousands, except per share data)
(Unaudited)

THREE MONTHS ENDED DECEMBER 31
	2015	2014
Net Income Attributable to Common Stockholders	$18,658	$18,073
Gain on sales of real estate properties	(9,138)	(9,280)
Impairments of real estate assets	687	995
Leasing commission amortization (3)	886	810
Real estate depreciation and amortization	29,021	27,897
Total adjustments	21,456	20,422
Funds From Operations Attributable to Common Stockholders	$40,114	$38,495
Acquisition costs	1,068	471
Reversal of restricted stock amortization upon director / officer resignation	(40)	(115)
Security deposit recognized upon sale	—	(407)
Normalized Funds From Operations Attributable to Common Stockholders	$41,142	$38,444
Funds from Operations per Common Share—Diluted	$0.40	$0.39
Normalized Funds From Operations Per Common Share—Diluted	$0.41	$0.39
FFO Weighted Average Common Shares Outstanding	100,474	98,086

TWELVE MONTHS ENDED DECEMBER 31
	2015	2014
Net Income Attributable to Common Stockholders	$69,436	$31,887
Gain on sales of real estate properties	(67,172)	(9,283)
Impairments of real estate assets	4,325	12,029
Leasing commission amortization (3)	3,449	3,000
Real estate depreciation and amortization	114,533	108,860
Total adjustments	55,135	114,606
Funds From Operations Attributable to Common Stockholders	$124,571	$146,493
Acquisition costs	1,394	708
Severance expense	141	—
Loss on extinguishment of debt	27,998	—
Refund of prior year overpayment of certain operating expenses	—	(1,919)
Pension termination	5,260	—
Impairment of internally-developed software	654	—
Reversal of restricted stock amortization upon director / officer resignation	(40)	(560)
Security deposit recognized upon sale	—	(407)
Normalized Funds From Operations Attributable to Common Stockholders	$159,978	$144,315
Funds from Operations per Common Share—Diluted	$1.25	$1.51
Normalized Funds From Operations Per Common Share—Diluted	$1.60	$1.49
FFO Weighted Average Common Shares Outstanding	99,880	96,759

(1)
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of leasing commissions), and after adjustments for unconsolidated partnerships and joint ventures.”

(2)
FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

(3)
In the third quarter of 2015, the Company began including an add-back for leasing commission amortization in order to provide a better basis for comparing its results of operations with those of others in the industry, consistent with the NAREIT definition of FFO. All periods presented have been adjusted.

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